UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Executive Blvd Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NOAV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

On April 28, 2021, NanoVibronix, Inc. (the “Company”) disclosed that it had established June 24, 2021, as the date for the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and had set April 29, 2021, as the record date for the Annual Meeting. The Company also provided notice of an updated deadline for receipt of stockholder proposals pursuant to Rule 14a-5(f) and Rule 14a-8(e) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

The Company has rescheduled the date of the Annual Meeting and on May 25, 2021, the Company’s board of directors (the “Board”) established August 17, 2021 as the date for the Annual Meeting and set June 25, 2021, as the record date for the Annual Meeting. The time and location of the Annual Meeting will be specified in the Company’s revised proxy statement related to the Annual Meeting.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must ensure that such proposal is delivered to the Company’s Corporate Secretary at 525 Executive Blvd., Elmsford, NY 10523, on or prior to June 25, 2021, which the Company has determined to be a reasonable time before it expects to begin to print and send notice of its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoVibronix, Inc.

Date: May 27, 2021	By:	/s/ Brian Murphy
	Name:	Brian Murphy
	Title:	Chief Executive Officer